AGREEMENT OF SALE AND PURCHASE

         THIS AGREEMENT OF SALE AND PURCHASE (the "Agreement") is made as of this 28th day of February, 1996, by and between ADWIN REALTY COMPANY, a Pennsylvania corporation and LBA ASSOCIATES, a Pennsylvania general partnership, having an address at 300 Stevens Drive, Lester, PA 19113-1521 (collectively referred to herein as "Seller") and J. BRIAN O'NEILL, OR HIS NOMINEE(S) OR
ASSIGNEE(S), having a business address c/o 443 South Gulph Road, King of Prussia, PA 19406 ("Buyer").

                              W I T N E S S E T H:

         In consideration of the covenants and provisions contained herein, the parties agree as follows:

         1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, certain property located at 1400 Providence Road, Media, Delaware County, Pennsylvania, consisting of the following:

                  (a) Real Property. That certain tract of land more fully described by metes and bounds on Exhibit "A" to this Agreement containing approximately thirteen (13) acres in area, identified on the Delaware County Tax Map as Folio Nos. 35-00-01465-00 and 35-00-00806- 00, together with all improvements thereon including, without limitation, the two (2) office buildings containing approximately 259,746 net leasable square feet in the aggregate, and all appurtenances thereto (including, without limitation, all easements, rights-of-way, water rights, mineral and timber rights, development rights, privileges, licenses, and other rights and benefits belonging to, running with the owner of, or in any way relating to the aforesaid tract of land and all trees, shrubbery and plants, and rights to growing crops); together with all rights, title and interest of Seller in and to any land lying in the bed of any street, opened or proposed, in front of or abutting or adjoining the aforesaid tract of land, and all right, title and interest of Seller in and to any unpaid award for the taking by eminent domain of any part of the aforesaid tract of land or for damage to such tract of land by reason of a change of grade of any street (collectively, the "Real Property").

                  (b) Personal  Property.  All fixtures,  furniture,  equipment, supplies, stock for completion of tenant improvements and other personal property attached or appurtenant to, or located in or on, or used in connection with the Real Property which are not owned by tenants of the Real Property, together with all intangible personal property used in the ownership, operation or maintenance of the Real Property including, without limitation, the items set forth on Exhibit "B" to this Agreement (collectively, the "Personal Property"), but excluding the items set forth on Exhibit "C" of this Agreement (collectively, the "Excluded Items of Personal Property").

                  (c) Property. The Real Property and the Personal Property are sometime collectively referred to as the "Property".

         2.  Purchase Price.

                  (a) Amount and Method of Payment. The purchase price for the Property (the "Purchase Price"), subject to adjustments as provided in this Agreement, shall be Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00), and shall be paid as follows:

                           (i) One Hundred Fifty Thousand Dollars  ($150,000.00)
(the "Deposit") is being paid upon execution of this Agreement by Buyer's plain check drawn to the order of the Title Company selected by Buyer (the "Escrow Agent" ). Seller acknowledges the delivery by Buyer to the Escrow Agent of Buyer's check for the Deposit. As used in this Agreement, the term "Deposit" shall refer to any sums then paid by Buyer to Escrow Agent on account of the Purchase Price. The Deposit shall be held by the Escrow Agent in one (1) or more federally-insured interest bearing accounts acceptable to both Seller and Buyer, or in short-term United States Government obligations having a maturity date which is not later than the Closing Date (as hereinafter defined). The taxpayer identification number for Adwin Realty Company is 23-1706179 and the taxpayer identification number for LBA Associates is 23-2534044; Buyer's social security number is ###-##-####.

                           (ii) The balance of the Purchase  Price shall be paid
at the Closing (as hereinafter defined) by wire transfer of immediately available funds as directed by Seller.

         3.  Disposition of Deposit; Defaults.

                  (a) Held in Escrow. The Deposit shall be held in escrow and disbursed by the Escrow Agent strictly in accordance with the terms of this Agreement.

                  (b) Upon Default.

                           (i)  If  Buyer,  without  the  right  to do so and in
default of its obligations under this Agreement, fails to complete the Closing, Seller shall have the right to be paid the Deposit and all interest earned on the Deposit as liquidated damages. The right of Seller to be paid the Deposit plus interest thereon shall be Seller's exclusive and sole remedy, and Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted by law or in equity against Buyer. Notwithstanding anything to the contrary contained in this Paragraph 3(b), the Escrow Agent shall not pay the Deposit to Seller under this Paragraph 3(b) until the earlier to occur of (A) receipt by the Escrow Agent of written joint instructions from Seller and Buyer, or (b) entry of a final and unappealable adjudication determining which party is entitled to receive all or part of the Deposit.

                           (ii) If  Seller,  without  the  right to do so and in
default of its obligations under this Agreement, fails to complete the Closing or otherwise defaults under or breaches this Agreement, Buyer, as its sole remedies, shall have the right to be paid the Deposit and all interest earned on the Deposit together with the amount of all charges incurred by Buyer for searching title, the cost of any plans, surveys and environmental studies ordered by Buyer and all other reasonable fees costs and expenses incurred by Buyer in connection with the Property and Buyer's intended acquisition thereof in the maximum amount of Fifty Thousand Dollars ($50,000.00) (the "Reimburseable Costs"), together with the right to specific performance and injunctive relief. Upon payment to Buyer of the Reimburseable Costs, Buyer shall provide a copy of such plans, surveys and reports to Seller (and to the extent assignable, provide an assignment of same).

                  (c) Upon Closing or Termination by Buyer. If the Closing is completed hereunder, the Escrow Agent shall pay the Deposit to Seller and all interest earned on the Deposit to Buyer. If Buyer terminates this Agreement as a result of Seller's default or pursuant to the exercise of any right of termination permitted by this Agreement, upon the earlier to occur of: (i) receipt by Escrow Agent of written joint instructions from Seller and Buyer or
(ii) entry of a final and unappealable adjudication determining which party is entitled to receive the Deposit and interest thereto, as applicable, the Deposit and all interest thereon shall be distributed in accordance with such written instructions or adjudication.

                  (d) Dispute. In the event of a dispute between the parties with respect to the Deposit, the Escrow Agent may deposit the Deposit with a court of competent jurisdiction and commence an interpleader action. Upon notifying Seller and Buyer of the commencement of such action, the Escrow Agent shall be released of all liability with respect to the Deposit, except to the extent of accounting for any monies previously delivered by the Escrow Agent out of escrow. Escrow Agent shall not be liable to either Seller or Buyer other than for the performance of its duties under this Agreement, its negligence or intentional wrongdoing. The Escrow Agent may rely upon the genuineness or authenticity of any document tendered to it by either of the parties, and shall be under no duty of independent inquiry with respect to any acts or circumstances recited in such documents. Seller and Buyer shall indemnify, defend and hold harmless the Escrow Agent from and against all costs, claims or liabilities arising from the performance by the Escrow Agent of its obligations under this Agreement, other than for its failure to comply herewith, negligence or intentional wrongdoing.

                  (e) Counsel as Escrow Agent. If the Escrow Agent is counsel for Seller or Buyer, such counsel shall not be disqualified or prohibited from representing its client in connection with any matter arising out of this Agreement by reason of its capacity as the Escrow Agent.

         4.  Closing.

                  (a) Place of Closing. The closing and settlement of this transaction (the "Closing") shall take place at the offices of Adelman Lavine Gold and Levin, a Professional Corporation, 1900 Two Penn Center Plaza, Philadelphia, PA 19102-1799.

                  (b) Closing Date. The Closing shall commence on or before the date which is sixty (60) days after the expiration of the Inspection Period (as defined herein) (the "Closing Date"). On or before the initial Closing Date, Buyer shall have the right to extend the initial Closing Date for an additional forty-five (45) days by written notice to Seller, provided such notice is accompanied by Buyer's plain check drawn to the order of the Escrow Agent in the amount of Fifty-Thousand Dollars ($50,000.00), which amount shall be held by the Escrow Agent on account of the Purchase Price and included in the total Deposit tendered by Buyer under this Agreement.

         5.  Condition of Title.

                  (a) Title to Real Property. Title to the Real Property shall be good and marketable and free and clear of all liens, restrictions, easements, encumbrances, leases, tenancies and other title objections, except for the Permitted Encumbrances (as hereinafter defined), and shall be insurable as such and as provided in this Agreement at ordinary rates by any reputable title insurance company selected by Buyer (the "Title Company") pursuant to an ALTA Owner's Policy of Title Insurance, 1992 Form B, amended October 17, 1992 (the "Owner's Policy of Title Insurance"). The term "Permitted Encumbrances" shall mean the Tenant Leases (as hereinafter defined) and the items set forth on Exhibit "D" to this Agreement. The Owner's Policy of Title Insurance shall also contain endorsements insuring that (i) the covenants, conditions and restrictions included in the Permitted Encumbrances have not been violated and that a future violation thereof will not cause a forfeiture or reversion of title; (ii) Buyer's contemplated use of the Real Property as office building(s) will not violate the covenants, conditions and restrictions included in the Permitted Encumbrances; (iii) if the Real Property consists of multiple parcels, all such parcels constitute a single, contiguous tract; (iv) the Real Property has direct access to Providence Road, and Kirk Lane, publicly dedicated roads; and (v) the existing use of the Real Property complies with all applicable zoning ordinances and regulations as may affect the Real Property. The premium for the Owner's Policy of Title Insurance and such endorsements will be paid by Buyer.

                  (b) Title to Personal Property. Title to the Personal Property shall be good and marketable and free and clear of all liens, security interests and other encumbrances. Seller shall pay at or before the Closing all sums required to free the Personal Property of any interest of any party not otherwise permitted under this Agreement and shall cause to be filed at or before the Closing any termination statement, release, discharge or other document required to remove of record any encumbrance upon the Personal Property held by any party.

                  (c) Commitment to Insure. Buyer hereby acknowledges and agrees that Buyer will order a commitment to insure with respect to the Real Property from the Title Company, such commitment to certify that fee simple title to the Real Property is vested in Seller, and to commit to insure title to the Real Property as required by Paragraph 5(a) hereof. If the commitment to insure discloses that title to the Real Property is subject to any defect, encumbrance or other title objection other than the Permitted Encumbrances, or if Buyer is unable to obtain such commitment to insure, Buyer shall have the right to give to Seller written notice specifying such defect, encumbrance or other title objection, or inability to obtain such commitment to insure, and Seller shall use reasonable efforts to correct such defect, encumbrance or other title objection (including the payment and satisfaction of monetary liens) and obtain the commitment to insure from a reputable title insurance company acceptable to Buyer, all by the date which is the later of (i) the Closing Date, or (ii) thirty (30) days following Buyer's notice specifying the defect.

                  (d) Inability to Convey. If Seller is unable to convey title to the Real Property to Buyer at Closing in accordance with the requirements of this Agreement, or if a commitment to insure in accordance with the requirements of this Agreement cannot be obtained from the Title Company or other reputable title insurance company acceptable to Buyer, Buyer shall have the options (i) of taking such title as Seller is able to convey with abatement of the Purchase Price in the amount (fixed or ascertainable) of any liens on the Real Property,
(ii) of terminating Buyer's obligations under this Agreement and being repaid the Deposit and all interest earned thereon, this Agreement shall be null and void and neither party shall have any obligations hereunder.

         6.  Possession.

                  (a) Delivery of Possession. Actual, sole and exclusive physical possession of the Property shall be given to Buyer at Closing unoccupied and free of any leases, claims to or rights of possession, other than the rights of tenants under the Tenant Leases, by delivery of the keys to the Property and Seller's special warranty deed, duly executed and acknowledged by Seller and in proper form for recording (the "Deed"), and Seller's bill of sale in the form of Exhibit "E" to this Agreement duly executed and acknowledged by Seller and in proper form for recording (the "Bill of Sale"). If Buyer causes a survey of the Real Property to be made, then at Buyer's option the description of the Real Property contained in the Deed shall be based upon that survey. It is intended by the parties that the Real Property includes all of the land and real property interest owned by Seller in the vicinity of the lot or tract of ground described on Exhibit "A" to this Agreement. If it is determined that Seller owns land or other real property interest adjacent to and in addition to, that described on Exhibit "A" to this Agreement, then the Deed shall include such additional land or interests. The proposed Deed shall be prepared by Seller at Seller's expense and shall be submitted to Buyer for the Buyer's approval not less than ten (10) days before the Closing Date.

                  (b) Delivery of Separate Deeds. If the Real Property consists of multiple parcels at the Closing, or if Buyer desires to create separate parcels or air rights estates in and to the Real Property, Seller shall so convey by the delivery of separate deeds for each parcel, and in such event the term "Deed" as used in this Agreement shall mean all of the deeds delivered by Seller to Buyer with respect to the Real Property, collectively.

         7.  Apportionments.

                  (a) (i) Taxes, Rents, etc. Real estate taxes (on the basis of the actual fiscal years for which such taxes are assessed) on the Real Property, personal property taxes on the Personal Property, minimum water and sewer rentals, rents including, without limitation, expense pass through, percentage rents and other sums paid by tenants, licensees and concessionaires and collected by Seller under the Tenant Leases prior to the Closing, payments due under the Service Agreements (as hereinafter defined) which are to be assigned to Buyer hereunder, prepaid liens fees and other charges for licenses and permits for the Real Property which will remain in effect for Buyer's benefit after the Closing and which are listed on Exhibit "F" to this Agreement including, municipal rubbish removal charges, (if any), shall be apportioned pro rata between Seller and Buyer on a per diem basis as of the Closing Date.

                           (ii) The  Purchase  Price has not been  increased  by
reason of any accounts receivable held by Seller at Closing. Therefore, any payment received by Buyer after the Closing Date from a tenant under any of the Tenant Leases on account of minimum fixed rent which is applicable to periods of time prior to the Closing Date and any other payments received by Buyer after the Closing Date from a tenant under any of the Tenant Leases on account of charges to such tenant for utilities or services consumed by or rendered to such tenant prior to the Closing Date shall be apportioned by Buyer upon receipt, and the portion thereof attributable to minimum fixed rent or expenses applicable to periods of time prior to the Closing Date shall promptly be paid by Buyer to Seller as an adjustment to the Purchase Price and shall be accompanied by an accounting of such payment in reasonable detail. Any payment received by Seller after the Closing Date from a tenant under any of the Tenant Leases on account of fixed minimum rent which is applicable to periods of time subsequent to the Closing Date and any other payments received by Seller after the Closing Date and any other payments received by Seller after the Closing Date and any other payments received by Seller after the Closing Date from a tenant under any of the Tenant for utilities or services consumed by or rendered to such tenant after the Closing Date shall be apportioned by Seller upon receipt, and the portion thereof attributable to fixed minimum rent or expenses applicable to periods of time subsequent to the Closing Date shall promptly be paid by Seller to Buyer. If, at Closing, any tenants are in arrears in the payment of minimum fixed rent or utility charges which were payable prior to the Closing Date, all payments by such tenants after Closing received by Buyer shall be deemed as being applicable, first as against current amounts then due to Buyer, if any, and then as against such arrearages. In the event that any of the tenants under the Tenant Leases are in monetary default of their obligations to Seller under their respective Tenant Lease as of the Closing Date, and if requested by Seller to do so Buyer shall promptly and diligently endeavor to collect any such amounts after the Closing for the benefit of Seller, and shall remit any amounts so collected to Seller promptly upon receipt thereof. Seller agrees to give
Buyer ten (10) days prior written notice before seeking collection or instituting legal proceedings against any tenant for the collection of rent or charges due Seller. This Paragraph 7(a)(ii) shall survive Closing.

                           (iii)  If  the   apportionment  of  any  "escalation"
payment relating to operating expenses, or other payments received by Seller prior to the Closing Date from a tenant under any of the Tenant Leases on account of periods prior to the Closing Date or on account of sums which are attributable to expenses incurred by the landlord for periods of time prior to the Closing Date, cannot be precisely determined at the Closing, Seller and Buyer shall reasonably estimate the apportionment of such sums pro rata between Buyer and Seller on a per diem basis as of the Closing Date. A post-closing adjustment shall be made, if necessary, between Buyer and Seller for such apportioned items within thirty (30) days after the sums can be precisely determined. This Paragraph 7(a)(iii) shall survive Closing.

                           (iv) If  bills  for  real  estate  taxes  on the Real
Property have not been issued as of the Closing Date, and if the amount of real estate taxes of the then current tax fiscal year is not then known, the apportionment of real estate taxes shall be made at the Closing on the basis of the prior year's real estate taxes.

                           (v) If, at the Closing, the Real Property or any part
thereof is affected by an assessment which is payable in installments of which the first installment is then a charge or lien, or has been paid prior to February 2, 1996, then all unpaid installments of such assessments, including those which are to become due and payable after the Closing, shall be deemed to be due and payable and to be a lien upon the Real Property and shall be paid and discharged by Seller at the Closing.

                           (vi)  Any  credit  due  to  Buyer  pursuant  to  this
Paragraph 7(a) shall be applied as a credit against that portion of the Purchase Price payable at the Closing; and any credit due to Seller pursuant to this Paragraph 7(a) shall be paid by Buyer to Seller at the Closing as an addition to the Purchase Price.

                  (b) Security Deposits. The total sum of all tenant security deposits listed on Exhibit "G", as updated at the Closing pursuant to Paragraph 15(a)(xi), together with all interest earned thereon, if any, as of the Closing Date which Seller is obligated to pay to tenants, shall be given to Buyer at the Closing as a credit against that portion of the Purchase Price payable at the Closing.

                  (c) Utility Meter Readings. Seller shall obtain readings of the water, electric, gas and other utility meters servicing the Real Property (other than meters measuring exclusively utility consumption which is to be paid in full by tenants under Tenant Leases) to a date no sooner than the Closing Date. If Seller is unable to obtain readings of any meters prior to the Closing Date, the Closing shall be completed without such readings and, upon obtaining said readings, Seller shall pay the charges incurred prior to the Closing Date as reasonably determined by Buyer based upon such readingsy

                  (d) Transfer and Sales Taxes.  Seller and Buyer shall each pay at the Closing one-half (1/2) of all realty transfer, recordation and documentary fees, stamps and taxes imposed on the Deed, conveyance of the Real Property or the transactions contemplated by this Agreement.

                  (e) Adjustments to Purchase Price for Certain Expenditures. At Closing, Buyer shall reimburse Seller for commissions paid by Seller to any party (a "Lease Broker") and costs for tenant improvements with respect to or on account of any new Leases entered into by Seller on or before February 2, 1996 or renewals or extensions of Tenant Leases, the terms of which Buyer has approved pursuant to the provisions of Paragraph 10 hereof.

         8. Representations and Warranties of Seller. Seller, to induce Buyer to enter into this Agreement and to complete the Closing, makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the date of this Agreement, and at and as of the Closing Date.

                            AS TO THE TENANT LEASES:

                  (a) Exhibit "G" to this Agreement is a complete and correct list of all of the leases, tenancies, licenses and other agreements for the use or occupancy of any portion of the Property in effect on the date of this Agreement (the "Tenant Leases")

                  (b) Each of the Tenant Leases is valid and subsisting and in full force and effect and, except as otherwise set forth on Exhibit "G", the tenant thereunder is in actual possession of that portion of the Property Leased pursuant to such Tenant Lease and occupied in accordance with a properly issued certificate of occupancy and, except as otherwise set forth on Exhibit "G", neither the tenant nor the landlord is in default under the Tenant Lease.

                  (c) The copies of the Tenant Leases previously delivered by Seller to Buyer are true and complete copies of such Tenant Lease and the same have not been further amended, modified or supplemented; and no tenant thereunder has any right to extend or renew the term thereof except as expressly set forth in its Tenant Lease.

                  (d) Except as set forth on Exhibit "G", no tenant has asserted any claim of which Seller has notice which could adversely affect the right of the landlord to collect rent from such tenant and no notice of default or breach on the part of the landlord under any of the Tenant Leases has been received by Seller from any tenant which has not been cured.

                  (e) To the best of Seller's knowledge, All painting, repairs, alterations, improvements and other work required to be performed by the landlord under the terms of each of the Tenant Leases and all of the other obligations of the landlord required to be performed thereunder through and including February 2, 1996 have been fully performed and paid for in full by Seller.

                  (f) The rents and other payments set forth on Exhibit "G" are the actual rents, income and charges presently being collected by Seller under the Tenant Leases, all minimum rent is payable monthly in advance.

                  (g) Except as set forth on Exhibit "G", no tenant under any of the Tenant Leases is entitled to any concession, allowance, rebate or refund.

                  (h) No tenant under any of the Tenant Leases has prepaid any rent or other charges for more than the current month.

                  (i) To the extent any of the Tenant Leases and any of the rents or other amounts payable under the Tenant Leases has been assigned, pledged or encumbered as collateral security, such assignment will be terminated at the Closing, whereupon the Tenant Leases may be assigned by Seller free and clear of all liens, claims and encumbrances.

                  (j) No security deposits have been paid by tenants under the Tenant Leases which have not previously been returned to the tenants, except as listed on Exhibit "G".

                  (k) No brokerage or leasing commissions or other compensation is or will be due or payable to any Lease Broker with respect to or on account of any of the Tenant Leases or any extensions or renewals thereof which occurred on or before February 2, 1996, except as expressly set forth on Exhibit "G"; and Seller will pay in full, at or before the Closing, all sums now or hereafter due to any Lease Broker on account of any of the Tenant Leases or any extensions or renewals thereof or any other actions by the tenants thereunder and shall deliver to Buyer at the Closing written releases in form satisfactory to Buyer of all claims and other rights by all such Lease Brokers. Buyer agrees to pay all commissions for renewals due and payable on or after February 2, 1996.

                  (1) No tenant under any of the Tenant Leases has any right or option to acquire the Property or any portion thereof, except as listed on Exhibit "G", and there are no outstanding agreements with any other party granting any right or creating any obligation to acquire the Property or any portion thereof or any interest therein.

                  (m) Except as set forth in Tenant Leases approved by Buyer in accordance with Paragraph 10 hereof, Seller has no obligation to pay rent or satisfy any other obligation of any tenant under any Tenant Lease for space in any other building, or to purchase any tenant's leasehold estate in any other building or to contribute to any tenant for unfinished tenant leasehold improvements other than those listed on Exhibit "G"; and, to the extent such obligations may exist, Seller will discharge and pay in full, at or prior to the Closing, all such obligations and deliver to Buyer at the Closing a written release in form satisfactory to Buyer of all claims and other rights by the party to whom Seller is so obligated in connection with such obligations.

                               AS TO THE PROPERTY:

                  (n) Seller has not received any notice (a "Defect Notice") from the holder of any mortgage presently encumbering the Property (the
"Existing Mortgage"), any insurance company which has issued a policy with respect to the Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Property or suggesting or requesting the performance of any repairs, alterations or other work to the Property, or any portion thereof.

                  (o) There are no management, service, equipment, supply, security, maintenance, construction, concession or other agreements with respect to or affecting the Property, or any portion thereof, except for the agreements listed on Exhibit "H" to this Agreement (collectively, the "Service
Agreements"); neither Seller nor the other party to any of the Service Agreements is in default thereunder and no event or omission has occurred which with the giving of notice or lapse of time, or both, would constitute a default or breach under any of the Service Agreements; each of the Service Agreements designated on Exhibit "H" to be assigned to Buyer at the Closing is assignable by Seller and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or by the transfer of the Property to Buyer; the copies of the Service Agreements previously delivered by Seller to Buyer are true and complete copies of the Service Agreements and same have not been further amended, modified or supplemented; and each of the Service Agreements designated on Exhibit "H" to be terminated shall be terminated by Seller at or prior to the Closing and all sums due thereunder paid in full by Seller.

                  (p) To the best of Seller's knowledge, all buildings and improvements (including all roads, parking areas, curbs, sidewalks, sewers and other utilities) included within the Property have been completed and installed in accordance with the plans and specifications therefor approved by the governmental authorities having jurisdiction of the Property;

                  (q) To the best of Seller's knowledge, all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction of the Property and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Property (and all individual items constituting the Property), have been paid for, are in full force and effect, are assignable by Seller, and will not be invalidated, violated or otherwise adversely affected by the assignment thereof or by the transfer of the Property to Buyer.

                  (r) The current zoning classification of the Real Property under the applicable zoning code is "SU-3, Office District", and Seller has received no notice of any violations of any zoning, subdivision, building or similar law, ordinance, order, regulation or recorded plat or any certificate of occupancy issued for the Property.

                  (s) Seller has received no notice of any violation (a "Violation") of any applicable law, ordnance, code, rule, order, regulation requirements of any governmental authority (except for compliance with , the Americans With Disabilities Act, Pub. L. 101-336, July 26, 1990, 104 Stat. 327 and Pub. L. 102-166, Title I, Section lO9 (a), (b)(2), Title III, Section 315, November 21, 1991, 105 Stat. 1077, 1095 (the "ADA" which non-compliance Seller has disclosed to Buyer), the requirements of any local board of fire underwriters (or other body exercising similar functions), or the provisions of the Tenant Leases or Service Agreements; and there are not presently outstanding and uncured notices of any Violations.

                  (t) Exhibit "I" to this Agreement sets forth the only fire and extended coverage insurance policies maintained by Seller with respect to the Property ("Policy"); the Policy is in full force and effect and all premiums due thereunder have been paid; and Seller has not received any notice from the insurance companies which issued the Policy, indicating that the Policy will not be renewed or will be renewed at a higher premium than is presently payable therefor.

                  (u) There is no action, suit or proceeding pending or, to the knowledge of Seller, threatened against or affecting Seller or the Property or any portion thereof or any of the Tenant Leases or Service Agreements or relating to or arising out of the ownership, management or operation of the Property in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

                  (v) All taxes currently due and payable with respect to the Real Property have been paid; the Real Property constitutes separate tax parcels and are separately assessed for real estate tax purposes; there is no proceeding pending for the adjustment of the assessed valuation of all or any portion of the Real Property; the Real Property has been assessed and real estate taxes have been paid on the basis of the value of all improvements as completed; there is no abatement in effect with respect to all or any portion of the real estate taxes, the real estate tax bills previously delivered by Seller to Buyer are true and complete copies of all bills for taxes levied against or on account of the Property of any rent or income from the Property since January 1, 1993.

                  (w) To the best of Seller's knowledge, no portion of the Real Property is located within an area designated as a flood hazard area or an area which will require the purchase of flood insurance for the obtaining of any federally insured or federally related loan; no portion of the Real Property is located in any area constituting a "wetland" or "other water of the United
States" or "waters of the United States" or "waters of the Commonwealth of Pennsylvania" (as defined in Paragraph ll(a)(v) hereof), or in a "coastal zone" as defined under federal, state or local law; and no portion of the Real Property is located in any conservation or historic district.

                  (x) Seller has not received any notice of any condemnation proceeding or other proceedings in the nature of eminent domain in connection with the Property (a "Taking"), and, to Seller's knowledge, no Taking has been threatened.

                  (y) All contractors, subcontractors and other persons or entities furnishing work, labor, materials or supplies for the development and construction of the Property have been paid in full and there are no claims against the Seller or the Property in connection therewith.

                  (z) All of the books, records, information, data and other items supplied by Seller to Buyer, and upon which Seller prepared financial statements for the past three (3) years for the operation of the Property, are all true, complete and correct in all material respects, have been prepared in accordance with generally accepted accounting practices and principles, and fairly and accurately present the results of operations of the Property for the past three (3) years.

                  (aa) The statement of income and expense attached as Exhibit "J" to this Agreement is true, complete and correct, fairly and accurately reflects the income and expenses of the operation of the Property for the periods reflected thereby, and has been audited and certified to by an independent certified public accountant or was prepared in accordance with generally accepted accounting practices and principles.

                  (bb) To the best of Seller's knowledge, the copies of the documents constituting the easements, rights-of-way, restrictions and agreements of record specified on Exhibit "D" to this Agreement previously exhibited by Seller to Buyer (the "Recorded Agreements") are true and complete copies thereof, and same have not been further amended, modified or supplemented; and no default or breach exists under the Recorded Agreements, and no event or omission has occurred which, with the giving of notice or lapse of time or both, would constitute a default or breach under the Recorded Agreements.

                  (cc) No portion of the Real Property is the subject of any abatement, reduction, deferral or "rollback" with regard to real estate taxes nor any agreement or arrangement whereby the Real Property may be subject to the imposition of real property taxes after the Closing Date on account of periods of time prior to the Closing Date; the Real Property has not, prior to the date of this Agreement, and will not, prior to the Closing Date, be subject to a covenant with the County of Delaware or any other governmental agency pursuant to the Act of January 13, 1965 P.L. 1292, as amended, 16 P.S. Section 11941 et seq. ("Act 515") or the Pennsylvania Farmland and Forest Land Assessment Act of 1974, as amended, 72, P.S. Section 5490.1 et seq. ("Act 319"), or any similar law; and in the event of a breach by Seller of the representation and warranty set forth in this Paragraph 8(ee), then, in addition to all other rights and remedies provided to Buyer at law or pursuant to the terms of this Agreement, and notwithstanding any other provision set forth in this Agreement, Seller shall be solely responsible for any and all accrued taxes, interest and penalty imposed upon the Real Property from the commencement of any covenant under Act 515 or Act 319 or other agreement or arrangement up to and including the Closing Date, which taxes, interest and penalties shall be satisfied at the Closing.

                  (dd) To the best of Seller's knowledge, all fire safety systems at or serving the Property are identified as "K" to this Agreement and are in good condition, repair and working order.

                  (ee) The  execution  and  delivery of this  Agreement  and the performance by Seller of its obligations hereunder have been duly authorized by all requisite corporate action, and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Seller, and will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Seller is a party or by which Seller is bound or the Property is subject; and this Agreement and the documents to be delivered by Seller pursuant to this Agreement will each constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, covenants and conditions; and there are no claims, defenses (personal or otherwise) or offsets to the validity of or enforceability against Seller of this Agreement and the documents to be delivered pursuant hereto.

         9.  Survival of Representations, Warranties and Obligations.

                  (a) Surviving Representations and Warranties. The representations and warranties of Seller set forth in Paragraph 8 of this Agreement shall remain in effect for a period of one (1) year following the Closing Date and thereafter if Buyer shall have given to Seller notice of a breach thereof within one (1) year period. For the purposes of the representations and warranties contained in this Agreement, the receipt by, notice to or knowledge of Seller's managing agent at the Property, if any, shall be attributed to Seller.

         10. Operations Prior to Closing. Between the date of the execution of this Agreement and Closing:

                  (a) Repairs; Alterations. Seller shall, at its expense, make all repairs and replacements, structural and nonstructural, which are required with respect to any portion of the Property to maintain it in its present condition, which in all instances shall be in accordance with all applicable federal, state and local laws, and in accordance with sound business practices, except only damage by a Casualty (which term is defined in, and shall be governed by, the provisions of Paragraph 12 below) and reasonable wear and tear. Seller will not in any manner alter the condition of the Property, including, without limitation, the removal therefrom of soil or other ground conditions or the making of any changes or alterations to the buildings and improvements thereon.

                  (b) Operations and Management. Seller shall operate and manage the Property in the same manner as it has been operated and managed prior to the date of this Agreement and in accordance with applicable law. Seller shall submit to Buyer monthly reports of rental collections, occupancy and vacancies.

                  (c) Compliance with Obligations. Seller shall comply with all of the obligations of Seller under the Tenant Leases, the Service Agreements and all other agreements and contractual arrangements by which Seller and/or the Property are bound or affected. Seller shall maintain the Policy in full force and effect and shall pay all required premiums and other charges. If Seller fails to make any payments required under the provisions of this Paragraph 10(c), Buyer may, at or prior to the Closing Date, in addition to all of its other rights and remedies available at law, in equity or under this Agreement, make such payment on behalf of Seller and set off and deduct the amount of such payment against the Purchase Price.

                  (d)  New Contracts; New Leases.

                           (i) Seller  shall not enter into any  contract for or
on behalf of or affecting the Property, unless such contract can be terminated upon at least thirty (30) days prior notice or without charge, cost, penalty or premium, and shall not renew, fail to give a notice which, in the absence of which, will result in an automatic renewal of, modify, cancel or terminate any Service Agreement, and shall not renew, fail to give a notice which, in the absence of which, will result in an automatic renewal of, modify, cancel, accept surrender of, terminate, or accept any advance rental under any of the Tenant Leases. Seller shall not execute any new service agreement or new lease for any portion of the Property without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed.

                           (ii) (A)  Notwithstanding the provisions of Paragraph
10(d)(i) above, Seller may enter into new leases prior to the Closing Date for portions of the Real Property which are or may become vacant or may renew any of the Tenant Leases which expire prior to the Closing Date, subject to the prior approval of Buyer to the terms thereof, which approval shall not be unreasonably withheld or delayed.

                                    (B) Seller shall use  reasonable  efforts to
obtain tenant leases with respect to any portion of the Real Property which are or may become vacant prior to the Closing Date, and to obtain renewals of any of the Tenant Leases which expire prior to the Closing Date.

                                    (C) All unrented spare units in the Property
which have been vacated by tenants and not reoccupied prior to the Closing or which have never been occupied shall be delivered at the Closing free of all personal property not conveyed to Buyer under this Agreement.

                                    (D)  Seller  will  not  apply  any  security
deposit paid under any of the Tenant Leases to the payment of rent or on account of any default by the tenant unless shown on rent roll and occurring prior to February 2, 1996

                  (e)  Buyer's Access.

                           (i) Buyer,  its attorneys,  accountants,  architects,
engineers and other representatives shall be afforded access to the Property and to all books, records and files relating to the operation thereof, including, without limitation, any and all studies and/or reports conducted by or for Seller with respect to the condition of any and all mechanical systems located on or within the Property (including those relating to the heating, ventilation and air conditioning system(s)),from time to time prior to the Closing for the purposes of inspections, preparation of plans, taking of measurements, making of surveys, making of appraisals and generally for the ascertainment of the condition of the Property; and there shall be furnished to Buyer all documentation concerning the Property in the possession of Seller and/or Seller's management agent for the Property which Buyer, its attorneys, accountants, architects, engineers and other representatives shall reasonably request. All of the foregoing information and materials shall be maintained in the strictest of confidence by Buyer and Buyer's attorneys, accountants, architects, engineers and other representatives and shall be promptly returned to Seller upon any terimation of this Agreement. Buyer shall cause all of Buyer's representatives as aforesaid to comply with all of the foregoing requirements.

                           (ii) Any entry upon the Real Property by Buyer or its
representatives shall be at their sole risk and shall occur at reasonable times and in a manner which does not unreasonably interfere with the use and occupancy of the Real Property by any of the tenants. In the event that Buyer or any of its representatives conduct any tests upon any Real Property, upon completion of such tests Buyer shall promptly and fully restore the Real Property substantially to the condition which it was in prior to commencement of such tests. The results of all tests shall be supplied to Seller promptly upon Buyer's receipt thereof.


                           Any entry on the  Property  by Buyer or its agents or
representatives pursuant to which Paragraph 10 shall be subject to Buyer's full compliance with the following terms and conditions:

                                    (A) Buyer  agrees to  indemnify,  defend and
hold harmless Seller from and against any and all claims, suits, actions, liabilities, losses, damages and expenses (including, without limitation, reasonable attorneys' fees) of every kind and nature arising in whole or in part from any act or omission of Buyer or any of its employees, architects, engineers, contactors, subcontractors, agents or invitees while in, on or about the Property. This Paragraph 10(e)(ii)(A) shall survive the Closing or any sooner termination of this Agreement for a period equal to any applicable period for the limitation of actions under applicable law following the Closing or such sooner termination, and thereafter if Seller shall have given notice to Buyer of a claim hereunder within such period until such claim is finally resolved.

                  (f) Notices. Promptly after receipt thereof by Seller, Seller shall deliver to Buyer the following:

                           (i) a copy of any notice of default given or received
under any of the Tenant Leases or the Service Agreements;

                           (ii) a copy of any  additional  Tenant Lease executed
by Seller as permitted by the terms of Paragraph 10(d)(ii) hereof, as fully executed;

                           (iii) a copy of any tax bill,  notice or statement of
value, or notice of change in a tax rate affecting or relating to the Real Property;

                           (iv) a copy of any  notice of an  actual  or  alleged
Violation; and

                           (v) a copy of any notice of a Taking.

                  (g) Employees. At the Closing, Seller shall terminate the employment of all persons and/or entities then employed by Seller in connection with the management, operation and maintenance of the Property, if any, and Seller shall pay all accrued and unpaid vacation, salary, wages, benefits and other compensation owed to same as of the Closing Date or required to be paid under applicable law. Buyer shall assume no liability for any such payments or for any other such obligations of Seller, and Seller shall indemnify, defend and hold Buyer harmless from and against all claims in connection with such vacation, salary, wages, benefits and other compensation which have accrued and are payable as of the Closing Date.

                  (h) Tenant Estoppel Certificates. Seller shall complete and deliver for execution by each tenant under the Tenant Leases which are designated on Exhibit "G" as requiring a Tenant Estoppel Certificate a written certification in the form of Exhibit "L" to this Agreement ("Tenant Estoppel Certificate"), and shall use its best efforts to obtain an executed Tenant Estoppel Certificate from each tenant. Seller shall deliver to Buyer a copy of each executed Tenant Estoppel Certificate delivered to Seller promptly after receiving same.

         11.  Environmental Matters.

                  (a) Representations and Warranties. Seller represents and warrants to Buyer that, to the best of Seller's knowledge,:

                           (i) The Property and all activities and conditions at
the Property including, without limitation, those involving the use and operation of the Personal Property, are in compliance with the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended from time to time ("RCRA"), and the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C. Sections 7401 et seq, as amended from time to time, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended from time to time, the Hazardous Materials Transportation Act, 49 U.S.C. Section 6901 et seq., as amended from time to time, the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., as amended from time to time, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j, as amended from time to time, the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. Sections 6020.101 et seq., as amended from time to time ("HSCA"), and the Dam Safety and Encroachments Act, 32 P.S. Sections 693.1 et seq., as amended from time to time, and with all other federal, state and local environmental laws, statutes, ordinances, regulations, rules, orders and requirements of common law including, without limitation, those relating to the construction, operation, maintenance or repair of any improvements or equipment or other Personal Property; the discharge, emission or release of any Contaminant (as hereinafter defined) to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United States (as hereinafter defined); the storage, treatment, disposal or handling of any Contaminant; or the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                           (ii) No  Contaminant  is present on, over or under or
is migrating from the Property or is present on any of the Personal Property or on, over or under any premises adjacent to the Property. As used in this Agreement, the term "Contaminant" shall mean any "hazardous substance" or "pollutant or contaminant" as defined pursuant to CERCLA or HSCA, "petroleum" as defined pursuant to RCRA, or any material containing petroleum, any polychlorinated biphenyls ("PCBs") or substances containing PCBs, any urea formaldehyde foam, or any asbestos or materials containing asbestos.

                           (iii)  Neither radon nor any radon progeny is present
at any area of the Property in excess of 4 picocuries/liter.

                           (iv) Seller has not, and except as disclosed to Buyer
in that certain Limited Subsurface Investigation Report by Enviro Business, Inc. dated January 3, 1996 and that certain Environmental Site Assessment and Soil Removal Report of Harpstead Enviromental, Inc. dated August 17, 1992, nor to the best of its knowledge has anyone else, generated, stored, treated, disposed of, discharged, released, emitted or otherwise handled any Contaminant on, over, under, from or in any manner affecting the Property or any premises adjacent to the Property or in connection with the Personal Property. For the purposes of this subparagraph (iv) only, "Contaminant" shall not include construction materials (other than asbestos, polychlorinated biphenyls or urea formaldehyde foam), office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Property.

                           (v) Seller has not, nor to the best of its  knowledge
has anyone else, discharged any dredge or fill material to any "wetland" or "waters of the United States" or "waters of the Commonwealth of Pennsylvania" on the Property, as those terms are defined in the rules and regulations promulgated pursuant to the Clean Water Act or the Dam Safety and Encroachments Act or other applicable federal, state or local law.

                           (vi)  Neither  the  Property  nor,  to  the  best  of
Seller's knowledge, any adjacent premises, is listed or proposed for listing on the National Priorities List established pursuant to Section 105(8)(B) of CERCLA, 42 U.S.C. Section 9605(8)(B), or on any other hazardous site test promulgated by any federal, state or local government or governmental agency.

                           (vii) No underground or aboveground storage tanks are
present at the Property.

                           (viii) Seller has provided  Buyer with copies of all:
(A) permits, licenses, certificates, registrations, approvals, and any amendments thereto required for the Property and for the conduct of Seller's activities at the Property pursuant to or necessary for compliance with Environmental Laws; (B) applications, reports or other materials submitted to any governmental agency in connection with any Environmental Law; (C) records or manifests required to be maintained pursuant to Environmental Laws or which are relevant to the issue of compliance with Environmental Laws; (D) correspondence, notices of violation, summonses, orders, administrative, civil or criminal complaints, requests for information or other documents received by Seller or its agents pertaining to compliance with Environmental Laws or the generation, storage, treatment, handling, discharge, emission, release or migration of any Contaminant on, over, under, from or affecting the Property; and (E) records and analyses of any environmental tests pertaining to the Property including, without limitation, the results of any air, water or soil analyses or tank integrity testing which are in the possession of Seller or any managing agent for the Property or the existence of which is known to Seller.

                           (ix) No civil, criminal or administrative  proceeding
is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Property; neither Seller nor any of its agents has received any notice of violation or potential liability regarding the Property or activities thereon relating to Environmental Laws or Contaminants on, over, under from or affecting the Property and Seller has no reason to know of circumstances that would give rise to such notices or proceedings in the future; Seller has not entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Property.

                  (b) Cooperation. Seller will assist Buyer in giving notice to applicable government agencies and in transferring or reissuing to Buyer any permit, license, certificate, registration or other approval necessary to continue operations at the Property, or in obtaining for Buyer any new permit, license, certificate, registration or approval required of Buyer under any Environmental Law.

                  (c) Liens. Seller represents and warrants that it does not know or have reason to know of any lien imposed, or any circumstance which might lead to imposition of a lien, upon its revenues or personal or real property pursuant to any Environmental Law.

                  (d)  Buyer's Environmental Investigation.

                           (i) Upon execution of this Agreement by Seller, Buyer
may contract for the preparation of a Phase I environmental report with respect to the Property (the "Phase I"), at Buyer's sole cost and expense, with a consultant selected by Buyer, which shall include an investigation of, inter alia, compliance with Environmental Laws, the presence of Contaminants on, over, under, migrating from or affecting the Property including, without limitation, in connection with the use and operation of any personal property, and the presence of conditions that may affect Buyer's intended use of the Property.

                           (ii) Seller will give reasonable cooperation to Buyer
and Buyer's agents in the preparation of the Phase I including, without limitation, (A) complying with requests for information and records; (B) assisting Buyer in obtaining governmental agency or other records and, upon Buyer's request, communicating directly with any governmental agencies; and (C) granting Buyer access to the entire Property including, without limitation, access for collecting surface or subsurface samples of soil, vegetation or water, or samples from buildings and other improvements and Personal Property located on the Property, including samples from walls, floors, ceilings, plenums, paved areas and other areas the taking of which samples may necessitate some damage to the buildings, other improvements or the Personal Property, and installing groundwater monitoring wells if necessary in Buyer's opinion.

                           (iii)   If,  in   Buyer's   sole   opinion,   Buyer's
environmental investigation is not completed by at least ten (10) business days prior to the Closing Date, then at Buyer's election Closing shall automatically be extended to the tenth (10th) business day following completion of Buyer's investigation, but in no event shall the Closing be extended pursuant to this subparagraph beyond thirty (30) days after the Closing Date established pursuant to Paragraph 4(b) hereof.

                           (iv) If, in Buyer's sole opinion,  the  environmental
investigation indicates any non-compliance with Environmental Law at or in connection with the Property or the Personal Property or the use or operation thereof, or the presence of Contaminants on, under, over, migrating from or affecting the Property or the presence of any condition that may affect Buyer's intended use of the Property, then, at Buyer's election, Buyer may terminate this Agreement together with reimbursement to Buyer of Reimburseable Costs in an amount not to exceed Fifty Thousand Dollars ($50,000.00).

                           (v) Buyer's  environmental  investigation shall in no
way limit or otherwise affect Seller's representations and warranties under this Paragraph 11 hereof in any other provision of this Agreement.

                  (e) Indemnification. Provided Seller is notified of such claim within one (1) year after the Closing Date, Seller agrees to indemnify, hold harmless, defend and reimburse Buyer for, and release Buyer from, all costs, expenses (including, without limitation, reasonable attorneys' fees, consultant and expert fees and court costs), losses (including, without limitation, loss of income and loss of value of the Property), and liabilities (including, without limitation, common law and statutory liability) suffered by Buyer from or in connection with any of the following: (i) Seller's breach of any of the provisions in this Paragraph 11; (ii) compliance with any present Environmental Laws incurred on account of the status of or conditions existing at the Property before the Closing; (iii) studying or remedying contamination or suspected contamination of the Property by any Contaminant, which contamination existed before the Closing; (iv) costs incurred due to any investigation of the Property or any cleanup, removal, remediation or any restoration required by a federal, state or local governmental agency or political subdivision or court arising out of the condition of the Property before Closing; and (v) claims, sums paid for settlement of claims, damages, fines, penalties, judgments or other sanctions incurred, arising out of, relating to or on account of any Environmental Laws or the presence of any Contaminants (including, without limitation, any personal injury or property damage relating thereto) arising out of the condition of the Property before the Closing, except as may have been disclosed to Buyer prior to the Closing Date.

                  (f) Choice of Remedies. None of the remedies described herein shall exclude or limit Buyer's common law rights of recovery, contribution or other legal redress, or Buyer's right to obtain statutory relief including, but not limited to, a cost recovery action under CERCLA or other federal, state or local statutes providing for similar remedies and the right to specific performance.

                  (g)   Survival.    The    representations,    warranties   and
indemnifications of this Paragraph 11 shall survive the Closing for a period of one (1) year after the Closing Date.

         12.  Casualty.

                  (a) Seller's Insurance. Seller shall maintain the Policy in effect until the time of the Closing, and shall deliver to Buyer, within ten
(10) days after the date of this Agreement, an endorsement to the Policy issued by the insurance company issuing the Policy evidencing that the Policy is in effect, that the same will not be cancelled or materially modified without at least thirty (30) days prior written notice to Buyer, and that Buyer has been named as an additional insured party thereunder, as its interest may appear. At the Closing, Seller may cancel the Policy and the full short rate rebate of the prepaid premium shall be paid to Seller.

                  (b) Destruction. If at any time prior to the Closing Date any portion of the Property is destroyed or damaged as a result of fire or any other casualty ("Casualty"), Seller shall promptly give written notice ("Casualty Notice") thereof to Buyer. If the Property is the subject of a Casualty, Buyer shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller and the Escrow Agent given within ten (10) days after receipt of the Casualty Notice from Seller) unless, if insubstantial and not material, the Casualty damage or destruction is fully repaired or restored by Seller prior to the Closing Date. If Buyer does not terminate this Agreement, the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date and not retained by the holder of the Existing Mortgage, less an amount to be retained by Seller equal to Seller's deductible under the Policy, shall be paid to Buyer at the time of the Closing, and all unpaid claims and rights in connection with losses to the Property shall be assigned to Buyer at Closing without in any manner affecting the Purchase Price.

                  (c) Repairs. If the Property is the subject of a Casualty, but Buyer does not terminate this Agreement pursuant to the provisions of Paragraph 12(b) hereof, then Seller shall cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property prior to the Closing Date; provided, however, that any such repairs shall first be approved by Buyer. Seller shall have the right to be reimbursed from the proceeds of any insurance with respect to the Property paid between the date of this Agreement and the Closing Date and not retained by the holder of the Existing Mortgage for the cost of all such repairs made pursuant to this Paragraph 12(c). Except for the obligation of Seller to repair the Property set forth in this Paragraph 12(c), Seller shall have no other obligation to repair any Casualty, damage or destruction in the event Buyer does not elect to terminate this Agreement pursuant to the provisions of Paragraph 12(b), and in such event, Buyer shall accept the Property at the Closing as damaged or destroyed by the Casualty and Buyer shall have the right to enter the Real Property prior to the Closing for the purpose of performing such repairs thereto (at Buyer's sole cost and expense) as are reasonably necessary to protect the Property against further damage prior to the Closing Date.

         13. Eminent Domain. If a Taking affects all or any part of the Property prior to the Closing, or if any proceeding for a Taking is commenced prior to the Closing, or if notice of the contemplated commencement of a Taking is given prior to the Closing, Buyer shall have the right, at its sole option, of terminating this Agreement (by written notice to Seller within ten (10) days after receipt by Buyer of written notice from Seller of the Taking). If Buyer does not terminate this Agreement pursuant to the provisions of this Paragraph 13, Seller shall, at the Closing, be deemed to have assigned to Buyer all of Seller's right, title and interest in and to any awards or damages to which Seller may have become entitled or may thereafter be entitled by reason of any exercise of the power of eminent domain or condemnation with respect to or for the Taking of the Property or any portion thereof.

         14.  Conditions of Buyer's Obligations.

                  (a) Conditions. The obligations of Buyer under this Agreement are subject to the satisfaction at the time of the Closing of each of the following conditions (any one of which may be waived in whole or in part in writing by Buyer at or prior to the Closing):

                           (i)  all of the  representations  and  warranties  by
Seller set forth in this Agreement shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the date of this Agreement and at and as of the Closing Date;

                           (ii)  no   representation   or   warranty  by  Seller
contained in this Agreement shall contain any untrue statement or shall omit a material fact necessary to make the statement of fact therein recited not misleading;

                           (iii)  Seller  shall have  performed  all  covenants,
agreements and conditions required by this Agreement to be performed by Seller prior to or as of the Closing Date;

                           (iv) there shall have been no material adverse change
in the financial condition of the Property during the period from the date of this Agreement to the Closing Date;

                           (v) that  portion of the  Property  subject to Tenant
Leases is leased in accordance with the Rent Roll attached hereto as Exhibit "G", is fully occupied under properly issued certificates of occupancy pursuant to valid and fully enforceable Tenant Leases and all rent payable thereunder is paid to date;

                           (vi) executed Tenant Estoppel Certificates shall have
been received within thirty (30) days after the date of this Agreement from each of the tenants under the Tenant Leases which are designated on Exhibit "G" as requiring a Tenant Estoppel Certificate;

                           (vii)  Buyer shall have  reviewed  and  approved  the
Tenant Leases and operating costs of the Property within thirty (30) days after the date of this Agreement.;

                           (viii) Seller shall have  delivered,  or caused to be
delivered, all of the documents required to be delivered at Closing under this Agreement;

                           (ix)  Buyer  shall  have   received  an  updated  and
recertified as-built survey of the Property certified to Buyer and disclosing no conditions objectionable to Buyer.

                  (b) Failure of Condition. In the event any of the conditions set forth in Paragraph 14(a) hereof are not satisfied as of the Closing Date, Buyer shall have the right (in addition to all other rights and remedies available to Buyer under this Agreement, at law or equity), at Buyer's sole option (by written notice to Seller) to (i) terminate Buyer's obligations under this Agreement; or (ii) complete the Closing notwithstanding the unsatisfied condition; or (iii) adjourn the Closing to a date not later than sixty (60) days, during which period Seller shall satisfy any unsatisfied conditions within Seller's power to satisfy;

                  (c) Inspection Contingency. Buyer shall, during the period from the date Buyer receives from Seller a fully executed counterpart of this Agreement to the date occurring thirty (30) days thereafter (the "Inspection Period"), examine the Property, the Rent Roll, the Tenant Leases, the Service Agreements, the Policy, the Permitted Encumbrances and the other items to be delivered by Seller to Buyer, cause any survey to be prepared and commence any environmental study including, without limitation, causing test bores to be drilled. Buyer may, for any or no reason whatsoever, terminate this Agreement by written notice given to Seller on or before the expiration of the Inspection Period (a "Termination Notice"). Upon delivery of a Termination Notice as aforesaid, Buyer shall be entitled to the return of the Deposit and all interest accrued thereon; and upon such payment, except as otherwise expressly provided herein, this Agreement shall be and become null and void, neither party hereto shall have any further rights or obligations hereunder and all original executed counterparts of this Agreement shall be returned to Seller for cancellation. In the event Buyer terminates this Agreement in accordance with this Paragraph 14(c), Buyer shall not be entitled to be reimbursed from Seller for any of the Reimbursable Costs.

         15.  Items to be Delivered at the Closing.

                  (a) By Seller. At the Closing, Seller shall deliver to Buyer the following:

                           (i)  Deed .  The Deed.

                           (ii)  Bill of Sale.  The Bill of Sale.

                           (iii)  Assignment  of Leases and Service  Agreements.
Assignments in the form of Exhibits "L" and "M", respectively, of the Tenant Leases and the Service Agreements designated on Exhibit "H" to be assigned to Buyer, duly executed and acknowledged by Seller and in proper form for recording, assigning to Buyer or Buyer's assignee all of the lessor's and Seller's right, title and interest in and to the Tenant Leases and such Service Agreements, together with an original executed copy of each of the Tenant Leases and all guarantees and to the extent in Seller's possession, tenant financial information, insurance certificates, correspondence and all other information and files relating thereto, and each such Service Agreements and a letter, duly executed by Seller, in form satisfactory to Buyer addressed to each of the tenants under the Tenant Leases and other parties under the Service Agreements informing each of the assignments.

                           (iv) Certificates,  Etc. An assignment, duly executed
and  acknowledged  by Seller,  of (and  delivery to Buyer of originals or copies
of): all permanent certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the Property; all fees, escrow and/or security funds, deposits and other sums heretofore paid to any governmental authority in connection with the Property; all certificates issued by the local board of fire underwriters (or other body exercising similar functions); all plans, specifications and project manuals for the Property; all guarantees, bonds and warranties with respect to the Property (together with original counterparts of such instruments); and all keys to the Property.

                           (v)  Assignment of Escrow  Deposits.  An  assignment,
duly executed by Seller, assigning to Buyer or Buyer's assignee all sums, if any, then on deposit with the holder of the Existing Mortgage for the payment of real estate taxes, insurance premiums, and any other amounts then held by the holder of the Existing Mortgage.

                           (vi) Assignment of Name. An assignment, duly executed
by Seller, assigning to Buyer or Buyer's assignee, Seller's rights to use all names or designations pertaining to the Property.

                           (vii)   Tenant   Estoppel   Certificates.    Original
counterparts of the Tenant Estoppel Certificates.

                           (viii) Releases.  The releases from the Lease Brokers
specified in Paragraph 8(k) hereof duly executed and acknowledged by each Lease Broker and addressed to Buyer or Buyer's assignee, and the releases from the parties specified in Paragraph 8(m) hereof duly executed and acknowledged by each such party and addressed to Buyer or Buyer's assignee.

                           (ix) Resolutions; Title Company Affidavits, Etc. Such
resolutions and certificates as Buyer or the Title Company shall require to evidence the due authorization of the execution and performance of this Agreement and the documents to be delivered pursuant hereto; if Seller is a corporation, Seller's Articles or Certificate of Incorporation and by-laws, as amended, certified by the secretary of Seller; if Seller is a partnership, Seller's partnership agreement, as amended, certified by a partner of Seller, and the items required in the preceding clause with respect to any corporate general partner of Seller and all affidavits, indemnities and other agreements required by the Title Company to permit it to issue to Buyer the Owner's Policy of Title Insurance required pursuant to Paragraph 5(a) hereof.

                           (x) Statements of Operating Expenses.  A statement of
all operating expenses and real estate taxes for all "base years" under the Tenant Leases, certified by Seller and a certified public accountant as being true and correct, with all other information necessary or required to permit Buyer to calculate and collect after the Closing all payments of additional rent and other charges under the Tenant Leases.

                           (xi)  Up-Dated  Rent Roll.  A schedule in the form of
Exhibit "G" of the rents and other charges and payments due from tenants under the Tenant Leases including, without limitation, any which are in arrears, all dated as of the Closing Date and certified by Seller as true and correct.

                           (xii)  Conveyance of Awards.  All proper  instruments
for the conveyance of the awards referred to in Paragraphs l(a) and 13 hereof.

                           (xiii)  Additional Permits and Certificates.

                                    (A) To the extent in Seller's  possession or
control, a certificate issued by the appropriate officer of the municipality wherein the Real Property lies, certifying to the same type of information as if provided in the Statement of Occupancy issued pursuant to the Philadelphia Building Code; provided, however, that the foregoing requirement shall be deemed waived by Buyer if the Real Property is situated in a municipality, the laws or ordinances of which do not provide for the issuance of such a certificate.

                                    (B) To the extent in Seller's  possession or
control, if the Real Property is not situated in a city of the first class, second class, or second Class A, a permit issued by the Pennsylvania Department of Labor and Industry pursuant to Act of Assembly of April 27, 1927, P.L. 465 (35 P.S. Sections 1221-1235), as amended, which permit shall authorize the occupancy or use of the building and all other structures on the Real Property and shall be dated after the date of completion of the most recent erection, adaptation, remodeling or alteration of any of such building or structures.

                           (ix)  Plans  and  Specifications.  To the  extent  in
Seller's possession or control, a set of plans and specifications for the improvements which constitute a part of the Property and all alterations and additions thereto, and a set of project manuals for the Property.

                           (x) Books and Records. Duplicate copies of all books,
records and operating reports in Seller's possession which are necessary to insure continuity of operation of the Property.

                           (xi)  MSDS   Sheets.   To  the  extent  in   Seller's
possession or control, copies of all material safety data sheets posted at any time by Seller at the Property.

                           (xii)  Letters of Credit.  All letters of credit held
by Seller as security for the performance by any tenant of its obligations under its Tenant Lease, together with an endorsement to each such letter of credit issued by the issuer of such letter of credit naming Buyer or Buyer's assignee as beneficiary under such letter of credit.

                           (xiii) Warranties.  All warranties  applicable to the
Property including, without limitation, those relating to the roof and the heating, ventilating and air conditioning systems, together with an assignment thereof to Buyer.

                           (xix) Other Documents.  Any other documents  required
to be delivered by Seller pursuant to any other provisions of this Agreement.

                  (b) Buyer. At the Closing, Buyer shall deliver to Seller the following:

                           (i) Purchase Price. The portion of the Purchase Price
payable pursuant to Paragraph 2(a)(ii).

                           (ii) Assumption Agreements. Assumption agreements, in
the form of Exhibits "L" and "M" respectively, of the Tenant Leases and of the Service Agreements designated on Exhibit "H" to be assigned to Buyer, duly executed and acknowledged by Buyer and in proper form for recording.

                           (iii) Other Documents. Any other document required to
be delivered by Buyer pursuant to any other provision of this Agreement.

         16. Indemnity of Seller. Seller agrees to indemnify, defend and hold harmless Buyer from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) asserted against or incurred by Buyer by reason of or arising out of (a) a breach of any representation or warranty of Seller as set forth in this Agreement, and (b) the failure of Seller to perform any obligation required by this Agreement to be performed by it. The rights of Buyer to indemnification under this Agreement shall not be affected by the fact that Buyer knew or should have known the true state of facts giving rise to such indemnification, and the furnishing of any information to Buyer or its affiliates or representatives or the investigation by Buyer or its affiliates or representatives shall not affect Buyer's right to rely on any representations or warranties made in this Agreement.

         17. Brokerage. Buyer and Seller represent and warrant to each other that neither has dealt with any broker, finder or other intermediary in connection with this sale other than Cushman & Wakefield of Pennsylvania, Inc. (the "Broker"). Buyer agrees to pay all brokerage commission due to the Broker up to the sum of Two Hundred Fifty Thousand Dollars ($250,000.00). Buyer and Seller otherwise agree to indemnify, defend and hold each other harmless from and against all claims, demands, causes of action, loss, damages, liabilities costs and expenses (including, without limitation, attorneys' fees and court costs) arising from any claims for commissions made by any broker, finder or other intermediary, other than the Broker, with which either may have dealt in connection with this sale, and the other party shall have no liability, or obligation in connection therewith.

         18. No Other Representations. Buyer acknowledges that neither Seller nor anyone acting, or purporting to act, on behalf of Seller, has, except as expressly set forth in this Agreement, made any representation or warranty with respect to the Property.

         19. Assignability. Buyer shall have the right to assign this Agreement at any time before Closing and its rights hereunder with Seller's prior written consent which shall not be unreasonably withheld; and any assignee of Buyer shall be entitled to all of the rights and powers of Buyer hereunder. Buyer may assign this Agreement at Closing with or without Buyer's consent.

         20.  FIRPTA.

                  (a) Parties Who Are Not Foreign - Entity Transferor. Section 1145 of the Internal Revenue Code of 1986, as amended (the "Code") provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform Buyer that withholding of tax is not required upon the disposition by Seller of a United States real property interest, the undersigned parties executing this Agreement on behalf of Seller hereby certify the following on behalf of Seller:

                           (i)  Seller  is not a  foreign  corporation,  foreign
partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations).

                           (ii) The U.S. employer identification number for Awin
Realty Company is 23-1706179 and the taxpayer identification number for LBA Associates is 23- 2534044; and

                           (iii)  Seller's  office address is 300 Stevens Drive,
Lester, Pennsylvania 19113-1521.

Seller, and the parties executing this Agreement on behalf of Seller, understand that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement made here could be punished by fine, imprisonment or both. Under penalties of perjury, the undersigned parties executing this Agreement on behalf of Seller declare that they have examined this certification and to the best of their knowledge and belief, it is true, correct and complete; and they further declare that they have authority to sign this document on behalf of Seller.

                  (b) Re-certification at Closing. The Seller, and the parties executing this Agreement on behalf of Seller, shall deliver to Buyer at Closing, a restatement of the above certifications of Seller and of the parties executing this Agreement on behalf of Seller in the form attached to this Agreement as Exhibit "N".

         21.  Notices.

                  (a) All notices, demands, requests or other communications required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                           (i)  if intended for Seller:

                                    300 Stevens Drive
                                    Lester, PA  19113-1521
                                    Attention:Annamarie Donley, Vice President


                           (ii) if intended for Buyer:

                                    443 South Gulph Road
                                    King of Prussia, PA

                           with a copy to:

                                    Adelman Lavine Gold and Levin,
                                    a Professional Corporation
                                    1900 Two Penn Center Plaza
                                    Philadelphia, PA 19102-1799
                                    Attention: Kevin W. Walsh, Esquire

                           (iii) if intended for Escrow Agent:

                                 Certified Abstract Co., Inc.
                                 5 Sentry Parkway East, Suite 107
                                 Blue Bell, PA 19422

Notices may be given on behalf of any party by its legal counsel.

                  (b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery; (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid; or (iii) delivered to a nationally recognized overnight courier service for next business day delivery, to its addressee at such party's address as set forth above.

                  (c) Each such notice, demand or request shall be deemed to have been given upon the earlier of (i) actual receipt or refusal by the addressee or (ii) deposit thereof at any main or branch United States post office if sent in accordance with Paragraph 21(b)(ii) hereof, and deposit thereof with the courier if sent pursuant to Paragraph 21(b)(iii).

         22.  Miscellaneous.

                  (a)   Captions  and   Headings.   The  captions  and  headings
incorporated in this Agreement are inserted for convenience of reference only and shall not form any part of this Agreement or affect its interpretation.

                  (b) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                  (c) Entire Agreement; Governing Law. This agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

                  (d) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  (e) Waiver of Tender of Deed and Purchase Monies. The tender of an executed Deed by Seller and the tender by Buyer of the portion of the Purchase Price payable at the Closing are mutually waived, but nothing in this Agreement shall be construed as a waiver of Seller's obligation to deliver the Deed and the Bill of Sale and/or of the concurrent obligation of Buyer to pay the portion of the Purchase Price payable at the Closing.

                  (f) Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one (1) and the same instrument. This Agreement shall be binding when one (1) or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

                  (h) Exhibits. All exhibits attached to this Agreement are incorporated by reference into and made a part of this Agreement.

                  (i) No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver or any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (j) Interpretation. No provision of this Agreement is to be interpreted for or against either part because that part or that party's legal representative or counsel drafted such provision.

                  (k) Time. Time is of the essence of this Agreement. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Paragraph 22(k), the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the state in which the Real Property is located are or may elect to be closed.

                  (l) Buyer's Exercise of Right to Terminate. If Buyer desires to terminate its obligations under this Agreement pursuant to any of the provisions hereof, Buyer shall do so by delivering written notice of termination to Seller, with a copy to the Escrow Agent, whereupon, after delivery of such notice by Seller to Escrow Agent, the Deposit and all interest earned thereon shall be paid to Buyer, and except as otherwise expressly provided herein, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement and all original executed counterparts of this Agreement shall be returned to Seller for cancellation. Any dispute(s) with respect to the disposition of the Deposit following Buyer's exercise of any right hereunder to terminate this Agreement shall be resolved in accordance with the terms of Paragraph 3(b) hereof.

                  (m) Post-Closing Instructions. Seller agrees to instruct, or cause its agents, servants, or employees to instruct, Buyer or its designee in all phases and aspects of the operation of the Real Property, to disclose to Buyer all information concerning the Property reasonably necessary, convenient or useful to Buyer, which information and instructions are specifically made a part of the Property to be purchased hereunder, and to hold itself and its agents, servants, representatives, and employees available until the Closing Date and from time to time thereafter in order to supply any additional information reasonably requested by Buyer regarding the operation, maintenance, or management of the Property.

         23. Index to Definitions. The definition of each of the following def ined terms is contained in the Paragraph of this Agreement set forth below:

         Defined Term                              Paragraph
         ------------                              ---------

         Act 319                                   8(dd)
         Act 515                                   8(dd)
         ADA                                       8(s)
         Bill of Sale                              6(a)
         Broker                                            17
         Buyer                                     Preamble
         Casualty                                  12(b)
         Casualty Notice                           12(b)
         Closing                                   4(a)
         Closing Date                              4(b)
         Code                                      20(a)
         Contaminant                               11(a)(ii)
         Deed                                      6(a)
         Defect Notice                             8(n)
         Deposit                                   2(a)(i)
         Environmental Laws                        ll(a)(i)
         Escrow Agent                              2(a)(i)
         Excluded Items of Personal                l(b)
              Property
         Existing Mortgage                         8(n)
         Holiday                                   22(k)
         Inspection Period                         14(c)
         Lease Broker                              8(k)
         Owner's Policy of Title                   5(a)
            Insurance
         PCBs                                      11 (a) ( ii)
         Permitted Encumbrances                    5(a)
         Personal Property                         l(b)
         Policy                                    8(t)
         Property                                  l(c)
         Purchase Price                                    2(a)
         Real Property                             l(a)
         Recorded Agreements                               8(cc)
         Reimburseable Costs                       3(a)(ii)
         Seller                                    Preamble
         Service Agreements                        8(o)
         Taking                                            8(x)
         Tenant Leases                             8(a)
         Tenant Estoppel Certificate               10(h)
         Title Company                             5(a)
         Violation                                 8(s)
         Waters of the Commonwealth                ll(a)(v)
            of Pennsylvania
         Waters of the United States               ll(a)(v)
         Wetland                                   ll(a) (v)

In addition, certain defined terms in the form of acronyms or shortened statutory names for statutes or governmental agencies which are referred to in Paragraph 11 are defined in that Paragraph.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

                                     SELLER:

Attest:                              ADWIN REALTY COMPANY,
                                     a Pennsylvania corporation


_____________________                By:_________________________
[corporate seal]                           Name:
                                           Title:

                                     LBA ASSOCIATES
                                     By: ADWIN REALTY COMPANY


                                          By:_________________________
                                                A General Partner

                                     ADWIN INVESTMENT CO.


                                     By:___________________________
                                          A General Partner


                                     BUYER:


Witness:____________________                         ____/s/____________________
                                                     J. BRIAN O'NEILL

                                JOINDER OF BROKER

                  The undersigned, the broker referred to in Paragraph 17 of the foregoing Agreement of Sale and Purchase, acknowledges and agrees that Seller shall have no liability to the undersigned for payment of any commission or other compensation in connection with the Agreement of Sale and Purchase, the sale of the Property, or in connection with any financing obtained by Buyer to complete its acquisition of the Property, except as specifically provided in the foregoing Agreement and Sale of Purchase. The undersigned consents to the provisions of Paragraph 17 of the foregoing Agreement of Sale and Purchase.

                  Intending to be legally bound, the undersigned has caused this Joinder of Broker to be executed the ______ day of February, 1996.


                                            CUSHMAN & WAKEFIELD OF
                                            PENNSYLVANIA, INC.,
                                            a Pennsylvania corporation



                                            By: ____________________________
                                                  WILLIAM LUFF, Branch Manager

                                    EXHIBITS

         Exhibit "A"       Legal Description of Real Property
         Exhibit "B"       List of Personal Property
         Exhibit "C"       Excluded Items of Personal Property
         Exhibit "D"       Permitted Title Encumbrances
         Exhibit "E"       Bill of Sale
         Exhibit "F"       Fees to be Apportioned at Closing
         Exhibit "G"       Rent Roll
         Exhibit "H"       Service Agreements
         Exhibit "I"       Policy
         Exhibit "J"       Statement of Income and Expense by Seller
         Exhibit "K"       Tenant Estoppel Certificate
         Exhibit "L"       Assignment and Assumption of Tenant Leases
         Exhibit "M"       Assignment and Assumption of Service Agreements
         Exhibit "N"       FIRPTA Affidavit1

                                   EXHIBIT "A"

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                  See attached.

                                   EXHIBIT "B"

                            LIST OF PERSONAL PROPERTY

                                  See attached.

                                   EXHIBIT "C"

                       EXCLUDED ITEMS OF PERSONAL PROPERTY

                                  See attached.

                                   EXHIBIT "D"

                           PERMITTED TITLE ENCUMRANCES

                                  See attached.

                                   EXHIBIT "E"

                                  BILL OF SALE

                          SCHEDULE "A" TO BILL OF SALE

                       LEGAL DESCRIPTION OF REAL PROPERTY

                                  See attached.

                          SCHEDULE "B" TO BILL OF SALE

                                PERSONAL PROPERTY

                                  See attached.

                                  SCHEDULE "F"
                    LICENSE FEES TO BE APPORTIONED AT CLOSING

                                   EXHIBIT "G"

                                    RENT ROLL

                                  See attached.

                                   EXHIBIT "H"

                               SERVICE AGREEMENTS

                                  See attached.

                                   EXHIBIT "I"

                                     POLICY

                                  See attached.

                                   EXHIBIT "J"

                         STATEMENT OF INCOME AND EXPENSE

                                  See attached.

                                   EXHIBIT "K"

                           TENANT ESTOPPEL CERTIFICATE

                                  See attached.

                                   EXHIBIT "L"

                   ASSIGNMENT AND ASSUMPTION OF TENANT LEASES

                         SCHEDULE "A" TO ASSIGNMENT AND
                           ASSUMPTION OF TENANT LEASES

                                     LEASES

                                   EXHIBIT "M"

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

               SCHEDULE "A" TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                               SERVICE AGREEMENTS

                                  SCHEDULE "N"

                                FIRPTA AFFIDAVIT